                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: October 10, 2007


                      CITIGROUP PRIVATE EQUITY (OFFSHORE) LLC



                      By: /s/ Ranesh Ramanathan
                         --------------------------------------------
                         Name: Ranesh Ramanathan
                         Title: Secretary



                      CITIGROUP ALTERNATIVE INVESTMENTS LLC



                      By: /s/ Millie Kim
                         --------------------------------------------
                         Name:  Millie Kim
                         Title: Assistant Secretary



                      CITIGROUP INVESTMENTS INC.



                      By: /s/ Millie Kim
                         --------------------------------------------
                         Name:  Millie Kim
                         Title: Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:   Riqueza V. Feaster
                         Title:  Assistant Secretary